GODADDY CALIFORNIA ONBOARDING AGREEMENT
This GoDaddy California Onboarding Agreement (the “Agreement”) is between GoDaddy.com, LLC, the GoDaddy Group of Entities (as defined below), and their successors and assigns (collectively, “GoDaddy”) and the undersigned employee (“Employee”), (collectively referred to as the “Parties”).
1.CONSIDERATION. In consideration of Employee’s engagement by GoDaddy, and for other good and valuable consideration, including but not limited to, employment, benefits, training, and/or access to GoDaddy Confidential Information (as defined below) and trade secrets, the sufficiency of which Employee expressly acknowledges, GoDaddy and Employee, intending to be legally bound, agree to the provisions of this Agreement.
2.AT-WILL EMPLOYMENT STATUS. Employee agrees that nothing in this Agreement shall be construed or is intended to create a guarantee of employment, express or implied, for any specific period of time. Employee agrees that Employee is employed by GoDaddy on an at-will basis which means Employee and GoDaddy each have the right to terminate the employment relationship at any time, with or without cause or notice. Employee acknowledges and agrees that Employee’s knowledge, skills and abilities are sufficient to enable Employee, if Employee’s employment with GoDaddy terminates, to earn a satisfactory livelihood without violating this Agreement.
3.COMPANY POLICY AND DUTY OF LOYALTY. Employee agrees to diligently adhere to all policies of GoDaddy, including but not limited to GoDaddy’s Code of Business Conduct and Ethics. Employee acknowledges that these policies may be revised from time to time during Employee’s employment, and Employee is responsible for periodically reviewing applicable policies.
Employee confirms that Employee is not subject to any restrictive covenants or obligations that would prevent Employee from fully performing Employee’s duties for GoDaddy. While employed with GoDaddy, Employee agrees to faithfully and loyally serve GoDaddy and not take any actions that would interfere with the business of GoDaddy, or conduct work similar to the work Employee performs for GoDaddy for any other company or person without the specific written permission of GoDaddy.
Employee agrees during Employee’s employment with GoDaddy, Employee will not improperly use, disclose, or induce GoDaddy to use any proprietary information or trade secrets of any former or concurrent employer or other person or entity or bring onto the premises of GoDaddy or transfer onto GoDaddy’s technology systems any unpublished document, proprietary information, or trade secrets belonging to any such employer, person, or entity unless consented to in writing by both GoDaddy and such employer, person, or entity. Employee further agrees if Employee has signed a confidentiality agreement or similar type of agreement with any former employer or other entity, that Employee will comply with the terms of the agreement to the extent that its terms are lawful under applicable law. Employee represents and warrant that after undertaking a careful search (including searches of Employee’s computers, cell phones, electronic devices, and documents), that Employee has returned all property and confidential information belonging to all prior employers.
4.NON-DISCLOSURE OF CONFIDENTIAL INFORMATION. Employee agrees to maintain the confidentiality of all Confidential Information (as defined below) and will not engage in any unauthorized use or disclosure of Confidential Information during employment with GoDaddy and for as long as the information is maintained as Confidential Information by GoDaddy. All Confidential Information is and shall remain the property of GoDaddy, even if disclosed to Employee.
“Confidential Information” is defined to mean proprietary information in any form related to GoDaddy’s business that (1) has not been made public, (2) has not been authorized for public disclosure, (3) is not already generally known to the public, (4) is not already known by other persons who might obtain value or competitive advantage from its disclosure or use, or (5) if disclosed, might be harmful to GoDaddy or GoDaddy’s customers, suppliers, licensors, licensees, partners, collaborators, or other associated third parties.
Confidential Information includes, but is not limited to:
(i)Information labeled by GoDaddy as Confidential, Internal Use Only, or Proprietary.
(ii)GoDaddy’s trade secrets, intellectual property, information about released or unreleased products, the marketing or promotion of any of GoDaddy’s products, GoDaddy’s proprietary business policies or practices, litigation strategy or contract negotiations.
(iii)Attorney-client privileged communications.
(iv)The confidential or proprietary information of GoDaddy’s customers, suppliers, licensors, licensees, partners, collaborators, or other associated third parties.
Nothing in this Agreement-or any other GoDaddy policy-prohibits or is intended to limit:
(i)Employee from filing a charge or complaint, communicating, or participating in any investigation or proceeding conducted by a federal, state, or local government agency, commission, or law enforcement (“Government Agencies”).
(ii)Employee’s rights with respect to any disclosure made in compliance with GoDaddy’s Notice of Immunity under the Defend Trade Secrets Act.
(iii)Employee’s rights to discuss the terms, wages, and working conditions of their employment, as protected by applicable law.
(iv)Employee’s right to disclose or discuss conduct that constitutes discrimination or sexual assault.
(v)Employee from engaging in other activity protected by applicable law.
In making any such disclosures or communications, Employee agrees to take all reasonable precautions to prevent any unauthorized use or disclosure of Confidential Information to any parties other than the Government Agencies.
5.INVENTIONS AND WORK FOR HIRE. “Inventions” refers to any and all inventions, original works of authorship (including literary works, computer programs and code, artistic and graphic works, recordings, models, photographs, slides, motion pictures, and audio-visual works, regardless of the form or manner in which documented or recorded), developments, concepts, improvements, designs, discoveries, ideas, trade secrets, business processes, software programs and code, software and systems documentation, technical data and know-how, whether or not patentable or subject to register under copyright or similar laws, which Employee may (solely or jointly) conceive or develop or reduce to practice, or cause to be conceived or developed or reduced to practice.
(i)Work for Hire. During Employee’s employment with GoDaddy, Employee may generate Inventions that relate to, or are useful in, the business or activities in which GoDaddy is engaged. Such Inventions may be suggested by, or result from, Employee’s exposure to GoDaddy’s
Confidential Information, or arise out of Employee’s employment with GoDaddy. Employee agrees and acknowledges that the Inventions, which are made by Employee within the scope of and during the period of Employee’s employment with GoDaddy, and which are protectable by copyright, whether copyright registration is sought by or granted to GoDaddy, are “Works Made for Hire,” as that term is defined in the United States Copyright Act. Employee agrees to promptly make full written disclosure of any Inventions to GoDaddy. Employee understands if such Inventions are not properly protected, they could be used to cause irreparable harm to GoDaddy. As a result, Employee agrees the restrictions contained in this Agreement are reasonable and necessary to protect GoDaddy’s legitimate business interests.
(ii)Assignment of Rights to Inventions. Furthermore, Employee will hold the Inventions in trust for the sole right and benefit of GoDaddy and hereby grants and assigns to GoDaddy, or its designee, all of Employee’s rights, title, and interest in and to any and all Inventions. Employee understands and agrees that the decision to commercialize or market any Invention is within
GoDaddy’s sole discretion and for GoDaddy’s sole benefit and that no royalty will be due to Employee as a result of GoDaddy’s efforts to commercialize or market any such Invention.
Notwithstanding the foregoing, Employee will have no obligation to grant or assign the rights to Inventions developed outside of Employee’s regular business hours, without the use of GoDaddy equipment or resources, and do not relate to any subject matter with which Employee’s work with GoDaddy is or may be concerned or which relates to the business carried on by GoDaddy.
(iii)Moral Rights. Any assignment to GoDaddy of Inventions includes all rights of attribution, paternity, integrity, modification, disclosure and withdrawal, and any other rights throughout the world that may be known as or referred to as “moral rights,” “artist’s rights,” “droit moral,” or the like (collectively, “Moral Rights”). To the extent that Moral Rights cannot be assigned under applicable law, Employee waives and agrees not to enforce any and all Moral Rights, including, without limitation, any right to identification of authorship or limitation on subsequent modification that Employee may have in the assigned Inventions.
(iv)Exception to Assignments. Employee understands that the provisions of this Agreement requiring assignment of Inventions to GoDaddy do not apply to any Invention that qualifies fully under the provisions of California Labor Code Section 2870 (attached hereto as Exhibit B). Employee agrees to advise GoDaddy promptly in writing of any Inventions that Employee believes meet the criteria in California Labor Code Section 2870 and are not otherwise disclosed on Exhibit A.
(v)Maintenance of Records. Employee agrees to keep and maintain adequate, current, accurate, and authentic written records of all Inventions made by Employee during the term of Employee’s employment with GoDaddy. The records will be in the form of notes, sketches, drawings, electronic files, reports, or any other format that may be specified by GoDaddy. The records are and will be available to and remain the sole property of GoDaddy at all times.

(vi)Further Assurances. Employee agrees to assist GoDaddy or its designee, at GoDaddy’s expense, in every proper way to apply for, obtain, maintain, defend and/or enforce GoDaddy’s rights in the Inventions in any and all countries. Employee expressly agrees to assist with and/or testify in a suit or other proceeding relating to such Inventions.
Employee agrees that if GoDaddy is unable, for any reason including Employee’s mental or physical incapacity, to secure Employee’s signature with respect to any Inventions, then Employee hereby irrevocably designates and appoints GoDaddy and its duly authorized officers and agents as Employee’s agent and attorney-in-fact, to act for and on Employee’s behalf to execute and file any papers and oaths, and to do all other lawfully permitted acts with respect to such Inventions to further the prosecution and issuance of patents, copyright and mask work registrations with the same legal force and effect as if executed by Employee. This power of attorney shall be deemed coupled with an interest, and shall be irrevocable.
6.     DISCLOSURE OF PRIOR INVENTIONS. Employee agrees to complete Exhibit A of this Agreement by describing all Inventions which (a) are owned or were made by Employee prior to employment with GoDaddy (collectively referred to as “Prior Inventions”), (b) which relate to GoDaddy’s proposed business, products or research and development, and (c) which are not assigned to GoDaddy under the terms of this Agreement. If Exhibit A is not completed, Employee represents that there are no such Prior Inventions. If Employee incorporates a Prior Invention into a GoDaddy product, process or service, Employee hereby grants GoDaddy a non-exclusive, royalty-free, fully paid-up, irrevocable, perpetual, worldwide license to make, modify, use and sell such Prior Invention as part of or in connection with any GoDaddy product, process or service, and to practice any related method.
7.     ARBITRATION AGREEMENT. As a condition of Employee’s employment with GoDaddy, and in consideration of Employee’s employment or continued employment with GoDaddy, and other consideration as stated above, Employee agrees to the following provisions:
(i)The Federal Arbitration Act. The Federal Arbitration Act shall govern the interpretation and enforcement of all proceedings pursuant to this Agreement.
(ii)Mandatory Arbitration. The Parties agree that any claim, complaint or dispute that is covered under this Agreement, shall be subject to binding arbitration, except as otherwise noted herein, and administered by Judicial Arbitration & Mediation Services, Inc. (JAMS) in accordance with the JAMS Employment Arbitration Rules & Procedures (“JAMS Rules”) that are in effect at the time the demand for arbitration is made. The Federal Arbitration Act shall continue to apply with full force and effect notwithstanding the application of the JAMS procedural rules. The JAMS Rules are available online at www.jamsadr.com or may be obtained by contacting Legal@godaddy.com.
(iii)Covered Claims. The Parties’ agreement to arbitrate covers all grievances, disputes, claims, or causes of action (collectively, “Claims”), past, present, or future, that otherwise could be brought in a federal, state, or local court or agency under applicable federal, state, local laws, arising out of or relating to Employee’s employment or the termination of employment with GoDaddy. This agreement to arbitrate includes claims Employee may have against any of the GoDaddy Group of Entities and any current or former officers, directors, shareholders, supervisors, managers, employees, attorneys, or agents in their capacity as such or otherwise, and all successors and assigns of any of them, or that GoDaddy may have against Employee.
The Claims covered by the Parties’ agreement to arbitrate include, but are not limited to, claims for breach of any contract or covenant (express or implied), tort claims, claims for wages or other compensation due, claims for wrongful termination (constructive or actual), claims for discrimination or harassment (including, but not limited to, race, age, color, sex, gender, national origin, alienage or citizenship status, religion, marital status, military status, physical or mental disability or medical condition, sexual orientation, or any other characteristic protected by federal, state, or local law), claims for violation of any federal, state, local, or other governmental law, statue, regulation, or ordinance (except as provided below).
(iv)Claims Not Covered. Claims not covered by the Parties’ agreement to arbitrate are claims for workers’ compensation, unemployment compensation benefits, sexual assault, sexual harassment, or any other claims that, as a matter of federal law (or other law that is not preempted by federal law), the Parties cannot agree to arbitrate. Claims under an employee benefit or pension plan that specifies a different arbitration procedure are likewise not covered under this agreement to arbitrate.
Nothing in this Agreement shall be interpreted to preclude the filing of a court action for temporary equitable relief in aid of arbitration, where such an action is otherwise available by law. This agreement to arbitrate likewise does not preclude an administrative charge to any federal, state, or local equal opportunity or fair employment practices agency, an administrative charge to the National Labor Relations Board, an agency charge or complaint to exhaust an administrative remedy, or any other charge filed with or communication to a federal, state or local government office, official or agency.
(v)Covered and Not Covered Claims. The Parties agree if a Party brings an action that includes both claims subject to arbitration under this Agreement and claims that by law are not subject to arbitration, all claims that by law are not subject to arbitration shall be stayed until the claims subject to arbitration are fully arbitrated.
The Parties further agree in such situation the arbitrator’s decision on the claims subject to arbitration, including any determinations as to disputed factual or legal issues, shall be dispositive and entitled to full force and effect in any separate lawsuit on claims that by law are not subject to arbitration.
(vi)Waiver of Trial by Jury. The Parties understand and fully agree that by entering into this Agreement to arbitrate, they are giving up their constitutional right to have a trial by jury and are giving up their normal rights of appeal following the rending of the arbitrator’s award except as applicable law provides for judicial review of arbitration proceedings.
(vii)Procedure. GoDaddy and Employee agree that any demand for arbitration must be in writing and made within the time period required under the applicable statute of limitation. To initiate any arbitration, Employee must submit the written demand to GoDaddy at legal@godaddy.com. For GoDaddy to initiate arbitration, the written demand will be delivered to Employee’s last known address recorded in Employee’s personnel records.
(viii)Administration. The Parties shall have the right to conduct discovery adequate to fully and fairly present the claims and defenses consistent with the streamlined nature of arbitration. The Parties agree the arbitrator shall have the power to decide any motions brought by any party to the arbitration, including motions for summary judgment and/or adjudication, motions to dismiss and demurrers, and motions for class certification, prior to any arbitration hearing. The Parties also agrees the arbitrator shall have the power to award any remedies and relief available under applicable law. The Parties agree the decision of the arbitrator shall be in writing, with factual findings, evidentiary citations, and reasons provided in support of the decision. The Parties agree that the decree or award rendered by the arbitrator may be entered as a final and binding judgment in any court having jurisdiction thereof.
(ix)Confidentiality. The arbitration will be conducted confidentially, and any award may be made public only with the prior written consent of the Parties, unless such confidentiality is prohibited by applicable law or, to the extent it is necessary for a Party to enforce the award against the other Party and such enforcement cannot be affected on a confidential basis.
(x)Substantive Law and Choice of Venue. The arbitrator shall apply the substantive state or federal law (and the law of remedies, if applicable) as applicable to the claim(s) asserted. Claims arising under federal law shall be determined in accordance with federal law. Common law claims shall be decided in accordance with the laws of the State where Employee is currently employed, or was last employed, by GoDaddy.
To the extent that the JAMS Rules conflict with applicable state law, the laws of the State where Employee is currently employed, or was last employed, by GoDaddy shall take precedence. The Parties agree that any arbitration under this Agreement shall be conducted in the county in which Employee works.
(xi)Compelling Arbitration/Enforcing Award. Either Party may request a court of competent jurisdiction to stay any court proceeding, to compel arbitration under this Agreement, and to confirm, vacate, or enforce an arbitration award. Judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.
(xii)Arbitration Fees and Costs. The Parties understand and agree that GoDaddy will pay for any administrative or hearing fees charged by the arbitrator or JAMS, except that Employee shall pay any filing fees associated with any arbitration that Employee initiates. The total amount to be paid by Employee shall not exceed the total filing fees that Employee would have paid if Employee filed a complaint in a court of law.
8.     WAIVER OF CLASS ACTION AND REPRESENTATIVE ACTION CLAIMS. GoDaddy and Employee agree that neither party will assert a group, class, or collective action against the other, whether in arbitration or court. GoDaddy and Employee agree to waive the right to pursue any group, class, and collective actions against the other. Claims shall only be submitted through individual arbitration. Claims pertaining to different employees shall be heard in separate proceedings. This Agreement prohibits the arbitrator from consolidating the claims of others into one proceeding to the maximum extent permitted by law. This means an arbitrator shall hear only individual claims and is prohibited from fashioning a proceeding as a class, collective, represented, or group action or awarding relief to a group of claimants or employees in one proceeding, to the maximum extent permitted by law. Any question or dispute concerning the scope or validity of this paragraph shall be decided by a court of competent jurisdiction and not the arbitrator.

9.OPT-OUT. Employee acknowledges that Employee has an opportunity to opt-out of the Arbitration Agreement and Class Action Waiver and avoid being bound by its terms. In order for Employee’s opt-out to be valid, Employee must provide written notice of Employee’s request to opt-out of the Arbitration Agreement and Class Action Waiver to Legal@GoDaddy.com. To be valid, Employee’s written request to opt-out of the Arbitration Agreement and Class Action Waiver must be sent within ten (10) calendar days of the date Employee signed this Agreement.

10.NO EXPECTATION OF PRIVACY. Employee agrees and acknowledges that Employee has no reasonable expectation of privacy in any computer, technology system, email, handheld device, telephone, or documents that are used to conduct GoDaddy business. As such, GoDaddy has the right to audit and search all such items and systems, without further notice to Employee, to ensure compliance with GoDaddy’s software licensing obligations, to ensure compliance with GoDaddy’s policies, and for any other business-related purposes in GoDaddy’s sole discretion.
11.NOTICE OF IMMUNITY UNDER THE DEFEND TRADE SECRETS ACT. Employee
acknowledges and agrees that GoDaddy has provided Employee with written notice that the Defend Trade Secrets Act of 2016 provides an immunity to an individual who discloses trade secrets under the following circumstances:
(i)The disclosure is made in confidence to an attorney, or to a Federal, State or local government official, either directly or indirectly, and solely for the purpose of reporting or investigating a suspected violation of the law.
(ii)The disclosure is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.
(iii)The disclosure is made by an employee who has filed a lawsuit for retaliation that is based upon a suspected violation of the law and the disclosure is made to an attorney who is engaged by the employee to represent the employee in the lawsuit.
Trade secrets maybe used in the lawsuit only if the following conditions are met:
(i)All documents containing trade secrets are filed under seal; and
(ii)Trade secrets are not disclosed except pursuant to court order.

Any employee who discloses trade secrets in strict compliance with this policy will not be held criminally or civilly liable under Federal or State trade secret law.

12.RETURNING COMPANY PROPERTY. Upon separation from employment with GoDaddy or on demand by GoDaddy during employment, Employee agrees to immediately deliver to GoDaddy, and will not keep in Employee’s possession, recreate, or deliver to anyone else, any and all GoDaddy property, including, but not limited to, Confidential Information, documents, devices or equipment (including computers, handheld electronic devices, telephone equipment, and other electronic devices), credit cards, Inventions, or anything else otherwise belonging to GoDaddy, its successors, or assigns. Employee also consent to an exit interview to confirm compliance with this Agreement.
13.TERMINATION CERTIFICATION. Upon request by GoDaddy, following separation from employment with GoDaddy, Employee agrees to immediately sign and deliver the “Termination Certification” attached hereto as Exhibit C to GoDaddy. Employee also agrees to keep GoDaddy advised of Employee’s home and business address for a period of three (3) years after termination of Employee’s employment with GoDaddy, so that GoDaddy can contact Employee regarding continuing obligations under this Agreement.

14.NOTIFICATION TO NEW EMPLOYER. Following separation from employment with GoDaddy, Employee consents to notification, by GoDaddy, to Employee’s new employer about Employee’s obligations under this Agreement.
15.CHANGE OF POSITION. Employee acknowledges that GoDaddy may modify job titles, salaries, and benefits from time to time as it deems necessary. Employee acknowledges and agrees that any change in position or title shall not cause this Agreement to terminate and shall not affect any change in Employee’s obligations under this Agreement.
16.SIGNATURES. This Agreement may be signed in two (2) counterparts, each of which shall be deemed an original, with the same force and effectiveness as though executed in a single document. Employee accepts this Agreement through Employee’s original or electronic signature. Employee agrees that GoDaddy is deemed to have accepted this Agreement as evidenced by Employee’s employment with GoDaddy, the payment of wages or monies, the provision of benefits, or by executing this Agreement.
17.SURVIVORSHIP. Employee agrees that the rights and obligations of the Parties under this Agreement shall be binding upon and survive termination of Employee’s employment with GoDaddy regardless of the reason for such termination.
18.GODADDY GROUP OF ENTITIES. The GoDaddy Group of Entities is defined to mean the affiliates of GoDaddy.com, LLC, including any present or future person, corporation or other form of enterprise, domestic or foreign, including but not limited to subsidiaries, that directly or indirectly control, are controlled by, or are under common control with GoDaddy.com, LLC.
19.SUCCESSORS AND ASSIGNS. Employee expressly agrees GoDaddy shall have the right to assign this Agreement to its successors and assigns, and all rights and obligations hereunder shall inure to the benefit of and be enforceable by said successors and assigns. This Agreement shall automatically inure to the benefit of all successors and assigns of GoDaddy without need for any further action by GoDaddy or Employee.
20.REMEDIES. Employee agrees and acknowledges that a violation of this Agreement by Employee will cause irreparable harm and continuing injury to GoDaddy for which there is no adequate remedy at law. As a result, if Employee violates this Agreement, GoDaddy will be entitled to seek injunctive relief, specific performance and/or any other equitable relief without the need to prove the inadequacy of money damages in addition to all other legal remedies to which GoDaddy may be entitled, including but not limited to actual and consequential damages, disgorgement of any unjust enrichment, and attorneys’ fees and costs. This Agreement shall not be interpreted to limit or reduce the common law or statutory rights or remedies of GoDaddy or obligations of Employee.
21.CONTROLLING LAW AND CONSENT TO PERSONAL JURISDICTION. This Agreement shall be construed and governed by the laws of the state where Employee is currently employed, or was last employed, by GoDaddy. The Parties agree and consent to the exclusive jurisdiction of the state or federal courts of the State of Arizona, unless otherwise prohibited by applicable law.
22.INTERSTATE COMMERCE. The Parties understand and agree that GoDaddy is engaged in transactions involving interstate commerce.
23.WAIVER. GoDaddy’s rights under this Agreement shall not be waived or modified in any way by action or inaction of the Parties, or their agents or employees, unless GoDaddy agrees in writing. A breach of any provision of this Agreement shall not be considered a waiver unless GoDaddy agrees in writing and no waiver shall be construed to be a waiver of any succeeding breach or as a modification of any provision of this Agreement.
24.SEVERABILITY. If any provision of this Agreement is held to be invalid or unenforceable by an arbitrator or court of competent jurisdiction and the provision cannot be reformed or modified to make it enforceable, then such provision shall be severed from this Agreement and the remaining provisions shall remain in full force and effect.
25.ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between Employee and GoDaddy regarding the subject of the Agreement. Other than the potential modifications referenced above, this Agreement can only be revised by a written agreement signed by Employee and GoDaddy’s Chief Executive Officer, Chief People Officer, or Chief Legal Officer.
26.VOLUNTARY NATURE OF AGREEMENT. The Parties represent that they have been given the opportunity to fully review the terms of this Agreement. The Parties understand the terms of this Agreement and freely and voluntarily sign it.
27.ATTORNEY REVIEW. The Parties acknowledge this Agreement has important legal consequences and imposes significant requirements on each Party. Accordingly, the Parties acknowledge that they have been provided sufficient time and opportunity to consult legal counsel to review this Agreement.
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THIS AGREEMENT CONTAINS AN ARBITRATION PROVISION WHICH MAY BE ENFORCED BY THE PARTIES.
This Agreement will be effective on the date that Employee signs this Agreement (the “Effective Date”).

GODADDY	EMPLOYEE
By: /s/ Monica Bailey	Signature: /s/ Phon Palitwanon
Print Name: Monica Bailey	Print Name: Phon Palitwanon
Title: Chief People Officer	Date: November 6, 2024

Exhibit A Prior Inventions
SUBJECT: Intellectual Property
1.Except as listed in Section 2 below, the following is a complete list of all Prior Inventions relevant to the subject matter of my employment by GoDaddy, that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my employment by GoDaddy:
_____________________________________________________________________________________
_____________________________________________________________________________________
_____________________________________________________________________________________
[ ] Additional sheets
2.Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to Prior Inventions generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):
    Prior Inventions          Party(ies) Relationship
1.____________________________________________________________________________
2.____________________________________________________________________________
3.____________________________________________________________________________
[ ] Additional sheets
    ____________________________
         Signature of Employee

    ____________________________
         Print Name

    ____________________________
         Date

Exhibit B California Labor Code Section 2870
INVENTION ON OWN TIME-EXEMPTION FROM AGREEMENT
“(a) Any provision in an employment agreement which provides that an employee shall assign, or offer to assign, any of his or her rights in an invention to his or her employer shall not apply to an invention that the employee developed entirely on his or her own time without using the employer’s equipment, supplies, facilities, or trade secret information except for those inventions that either:
(1)Relate at the time of conception or reduction to practice of the invention to the employer’s business, or actual or demonstrably anticipated research or development of the employer; or
(2)Result from any work performed by the employee for the employer.
(b) To the extent a provision in an employment agreement purports to require an employee to assign an invention otherwise excluded from being required to be assigned under subdivision (a), the provision is against the public policy of this state and is unenforceable.”

Exhibit C Termination Certification
GODADDY TERMINATION CERTIFICATION
This is to certify that I do not have in my possession, nor have I failed to return, any devices, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, materials, equipment, any other documents or property, or reproductions of any and all aforementioned items belonging to GoDaddy.com, LLC, the GoDaddy Group of Entities (as defined in the GoDaddy Onboarding Agreement) their successors or assigns (together, “GoDaddy”).
I further certify that I have complied with all the terms of the GoDaddy Onboarding Agreement signed by me (the “Agreement”), including the reporting of any inventions and original works of authorship (as defined therein) conceived or made by me (solely or jointly with others), as covered by that Agreement.
I further agree that, in compliance with the Agreement, and subject to any exclusions specified in the Agreement, I will preserve as confidential all GoDaddy Confidential Information (as defined in the GoDaddy Onboarding Agreement). I agree that nothing in this paragraph shall affect my continuing obligations under the Agreement.
After leaving GoDaddy’s employment, I will be employed by _______________ in the position of _______________.

____________________________
Signature of Employee

____________________________
Print Name

____________________________
Date

____________________________
Address for Notifications